EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of ESSA Bank & Trust 401(k) Plan
Stroudsburg, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 333-163761 and 333-157524 on Forms S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 29, 2020, relating to our audit of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2019.

/s/ S.R. Snodgrass, P.C.
Cranberry Township, Pennsylvania
June 29, 2020